January 18, 1999



Mr. Bob Burke
The Colonial Group
4411 West Market Street
Suite 400
Greensboro NC 27407
Re:      CPI Adjustment

Dear Bob:

In accordance with the terms set forth in Section 2. (b) Consumer Price Index of the Lease Agreement between The Colonial Group, Tenant, and Greenstar Associates, L.L.C., Landlord, the base rent shall be adjusted by the percentage of increase by which the CPI exceeds the previous year

The CPI adjustment is based upon the Base Rent of $12.00 per square foot and is calculated as follows:

                           $78,804 x 164.0 (11/98 CPI) = $80 023.88
                                     -----               ----------
                                     161.5 (11/97CPI)

Therefore, the base rent is hereby adjusted to $80,023. 88 to be paid in equal monthly installments of $6,668. 66.

As the adjustment noted above became effective December 1, 1998, please remit the adjusted monthly rental amount ($6,668.66) and the rent shortfall for December and January ($750.56) with your February rental payment.

Thank you in advance for your cooperation in this matter. Please feel free to contact me if you have any questions.

Sincerely

NAI Maxwell

   /s/ Nancy P Cox
----------------------------------
   Nancy P Cox

cc tenant file